UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

MIMEDX GROUP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-52491	26-2792552
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Livingston Court, Suite B Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 384-6720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

In October 2009 the Company commenced a private placement to sell common stock and warrants. From October 30, 2009, through December 18, 2009, the Company has sold 2,234,667 shares of common stock at a price of $.60 per share and has received proceeds of $1,340,800. For every two shares of common stock purchased, the investor is given a 5 year warrant to purchase a share of common stock for $1.50. Through December 18, 2009, the Company has issued a total of 1,117,333 warrants.

The Company relied on Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D under the Securities Act, as amended, to issue the securities described in this Current Report because they were offered to accredited investors who purchased for investment in transactions that did not involve a general solicitation.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) The Company’s Board of Directors elected Bruce L. Hack as a director, effective December 16, 2009. Mr. Hack will serve as a director until the next annual meeting of shareholders or until a successor is elected or qualified. There is no arrangement or understanding between Mr. Hack and any person pursuant to which he was selected as a director.  Mr. Hack will receive compensation pursuant to the Company’s outside director compensation plan. The Company pays its outside (non-employee) directors an annual retainer of $20,000 for serving on the Board of Directors, payable quarterly in equal installments. Each independent director also receives a meeting fee of $2,500 for each in-person meeting of the Board of Directors that they attend, and a fee of $500 for each telephonic Board meeting in which they participate.  Additionally, each new director is awarded a one-time option to purchase 50,000 shares of the Company’s Common Stock. So long as the director continues to serve as a director of the Company, the options vest 25% on the date of grant and 25% on each of the next three one year anniversary dates.

Mr. Hack, age 60, was Vice Chairman of the Board and Chief Corporate Officer of Activision Blizzard until 2009. Prior to that, Mr. Hack was Chief Executive Officer of Vivendi Games, from 2004 to 2008, Vice Chaiman of the Board, Universal Music Group, from 1998 to 2001, and Chief Financial Officer, Universal Studios, from 1995 to 1998. From 1982-1994, Mr. Hack held several positions at The Seagram Company, including: Assistant to the Executive Vice President, Sales and Marketing, for Seagram USA; Director, Strategic Planning, at The Seagram Company Ltd.; and Chief Financial Officer of Tropicana Products, Inc. Prior thereto, he was a trade negotiatior for the U.S. Treasury. He has been Director of iSuppli Corporation since September 2007. Mr. Hack earned a B.A. in government at Cornell University and an M.B.A. in finance at the University of Chicago.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(b) On December 15, 2009, the Board of Directors of MiMedx Group, Inc. authorized a change in the Company’s fiscal year end to December 31, from March 31, effective for the current fiscal year. The Company plans to report its financial results for the nine month transition period of April 1, 2009, through December 31, 2009, on an Annual Report on Form 10-K and to thereafter file reports for each twelve month period ended December 31 of each year, beginning with the twelve months ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: December 21, 2009

By:     /s/: Michael J. Culumber

Michael J. Culumber, Chief Financial Officer

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